Exhibit-23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 Amendment No. 4 of Yambear Bio-Tech, Inc., of our report dated February 1, 2013, except for Note 10, for which the date is July 25, 2013 relating to the financial statements which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

Goldman Kurland and Mohidin LLP

Encino, California

September 18, 2013